Exhibit 10.104

July     , 2008

This letter agreement is entered into as of July     , 2008 by and between Activision Blizzard, Inc. (“Activision Blizzard”) and Vivendi S.A. (“Vivendi”).

Each of Activision Blizzard (formerly known as Activision, Inc.), Vivendi, VGAC LLC and Vivendi Games, Inc. (“Games”) are party to that certain Investor Agreement dated as of July     , 2008 (the “Investor Agreement”).

Among other provisions of the Investor Agreement, Section 2.3 of the Investor Agreement provides that Games shall be responsible for all salary, bonus and other compensation and benefits required to be paid or provided under the employment agreement, dated as of January 12, 2004, between Vivendi and Jean-François Grollemund (“Grollemund”), as amended from time to time (the “JFG Employment Agreement”).  In addition, Section 2.3 of the Investor Agreement provides that Activision Blizzard or Games reimburse Vivendi for any contributions made by Vivendi or any of its Controlled Affiliates (other than Activision Blizzard and its Subsidiaries) to the French social security system in respect of the employment of Grollemund.  On or about the date hereof, Activision Blizzard and Grollemund are entering into an agreement pursuant to which Grollemund will be employed by Activision Blizzard, which recognizes and agrees that Grollemund is also party to the JFG Employment Agreement, which JFG Employment Agreement shall remain in place and continue to provide to him certain payments and benefits.

This letter agreement is a confirmation and agreement by each of Activision Blizzard and Vivendi that (a) within thirty (30) days after any contribution relating to Grollemund is made by Vivendi or any of its Controlled Affiliates (as defined in the Investor Agreement) to the Vivendi retirement pension scheme, Vivendi shall provide Activision Blizzard and Games with a statement setting forth, in reasonable detail, the amount of such contribution, if any, in respect of Grollemund’s employment with Activision Blizzard provided such amount shall not exceed $200,000 per year of Grollemund’s employment by Activision Blizzard (pro rated for any partial years), and within ten (10) business days after Activision Blizzard’s receipt of such statement, Activision Blizzard or Games shall pay to Vivendi an amount in cash equal to such amount as set forth therein; (b) the amount described in subsection (a) above shall be the only obligation of Activision Blizzard or any of its Controlled Affiliates with respect to any pension obligation or other retirement obligation under any Vivendi retirement pension scheme in respect of Grollemund; (c) Activision Blizzard and its Controlled Affiliates shall have no liability or obligation with respect to the payment of benefits accrued by Grollemund under any Vivendi retirement pension scheme; and (d) nothing herein is intended to, or shall be otherwise deemed to, amend Sections 2.1 or 2.3 of the Investor Agreement, including without limitation pursuant to which Activision Blizzard or Games shall continue to reimburse Vivendi for Vivendi’s contributions to the French social security system in respect of Grollemund for so long as he remains an employee of Activision Blizzard or any of its subsidiaries.  Vivendi agrees to indemnify Activision Blizzard and its Controlled Affiliates against any claim by Grollemund (or his beneficiaries) or by any French governmental entity that Activision Blizzard or any of its Controlled Affiliates is required to make any contribution to a pension paid or payable by Vivendi or any of its Controlled Affiliates (whether pursuant to the JFG Employment Agreement or otherwise) to Grollemund or to any French social security system in respect of Grollemund.  Each of Activision Blizzard and Vivendi agree that nothing herein shall amend or modify the terms of the Investor Agreement as in effect prior to the execution of this letter.

IN WITNESS WHEREOF, this letter agreement has been duly executed.

ACTIVISION BLIZZARD, INC.,

By:	/s/ George L. Rose

VIVENDI S.A.

By:	/s/ Jean-Bernard Lévy
Name: Jean-Bernard Lévy Title: Chairman of the Management Board

[Signature Page to JFG Side Letter]